Exhibit 99.2
2008 Capital Expenditure Budget December 2007

2008 Guidance

2008 Capital Budget

Key Results of Budget

Potential Production Growth Existing opportunities have potential to deliver strong production Future Exploration 2007 2012

Columbus Discovery 23/16f - UK Asset Summary UK Norway Netherlands Columbus Basin: Central Graben Analogue field: Everest (1.2 tcf) Interest: Serica (Op) 50% Endeavour 25% EOG 25% Reservoir: Forties Estimated reserves: 150 bcfe Discovery results: Flowed 17.5 mmcfpd+1mbcpd Flowed 17.5 mmcfpd+1mbcpd Appraisal wells: 23/16f-12 40' pay sands 23/16f-12 40' pay sands 23/16f-12z 70' pay sands 23/16f-12z 70' pay sands File development plan: 2008 1st production: 2009 Note: Stratigraphic pinchout with DHI downdip from Magellan prospect Stratigraphic pinchout with DHI downdip from Magellan prospect Columbus Discovery Well 23/16f-11 23/16f Columbus Appraisal Wells 23/16f-12 & 23/16f-12z Discovery wells Legend 1 Km END acreage

Cygnus Discovery 44/11 & 12 - UK Asset Summary Cygnus Basin: Southern Gas Basin Analogue field: Markham (230 bcf) Interest: GdF (Op) 25% Endeavour 12.5% Tullow 35% E. ON Ruhrgas 27.5% Reservoir: Leman and Carboniferous ss Estimated reserves: FB1 165 bcf Development well: 2008 File development plan: 2008 1st production 2009 Note: 44/12-2 logged gas in Leman & Carboniferous ss 44/12-2 logged gas in Leman & Carboniferous ss 44/12-1 44/12-2 Leman Sst Carboniferous GWC - 11313' NNW SSE III IV IIa IIb I Va Vb Vc 44/11 44/12 Potential horizontal location FBIIb Exploration location Legend 1 Km Discovery wells Exploration location Potential horizontal sidetrack location Endeavour acreage

Rochelle 15/27 - UK Asset Summary UK Norway Netherlands Rochelle Basin: Moray Firth Analogue field: Hanny Interest: Endeavour (Op) 55.6% Nexen 44.4% Reservoir: Britannia ss Estimated reserves: Proprietary Development: Initiate in 2008 1st production: 2010

Rochelle 50 km Tesla Cygnus Aegis Mon Noatun C Galtvort Jade Planned participation in five wells in 2008 Cygnus Rochelle Jade Brage Tesla Four potential wells Four emergent focus areas Rochelle One discovery and a 2008 near field wildcat Columbus Successful appraisal completed with two well bores Cygnus One appraisal well with possible sidetrack Agat One wildcat and optional sidetrack Brage North Red = Planned Blue = Potential 2008 Exploration Program